UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2016

THE CHILDREN’S PLACE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of The Children’s Place, Inc. (the “Company”), the Board appointed John E. Bachman as a director of the Company and as a member of the Audit Committee. Mr. Bachman will serve as a Class I director, holding office until the annual meeting of stockholders of the Company to be held on May 25, 2016. The Board has determined that Mr. Bachman is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, and the listing standards of The Nasdaq Stock Market, and that he qualifies as an “audit committee financial expert” as defined in the SEC Regulation S-K.

Mr. Bachman is 60 years old. Prior to his retirement in 2015, Mr. Bachman was a partner at the accounting firm of PricewaterhouseCoopers LLP (“PwC”). At PwC, Mr. Bachman served for six years as the Operations Leader of the firm’s U.S. Assurance Practice with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Prior to this operational role, Mr. Bachman served for three years as the firm’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for 26 years for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries. Mr. Bachman received an MBA from the Harvard University Graduate Business School.

There is no arrangement or understanding between Mr. Bachman and any other person pursuant to which Mr. Bachman was appointed as a director of the Company. Mr. Bachman will be eligible to participate in all non-management director compensation plans and arrangements available to the Company’s other independent directors. Accordingly, on the date of his appointment as a director, Mr. Bachman was granted time-based restricted stock units under the Company’s 2011 Equity Incentive Plan (the “Plan”) representing 1,030 shares of the Company’s common stock, par value $0.10 per share, which shares are deliverable to Mr. Bachman on the first anniversary of the date of grant, subject to the terms and conditions of the Plan.

A copy of the press release announcing the appointment of Mr. Bachman as a Class I director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 28, 2016, issued by the Company regarding the Company’s appointment of Mr. Bachman as a member of the Board.

*      *      *

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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016
THE CHILDREN’S PLACE, INC.

By: /s/ Jane Elfers
Name: Jane Elfers
Title: President and Chief Executive Officer

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